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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):    April 9, 2001
                                                      -------------------------


                           BOEING CAPITAL CORPORATION
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               (Exact name of registrant as specified in charter)


               Delaware                0-10795               95-2564584
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     (State or Other Jurisdiction   (Commission             (IRS Employer
          of Incorporation)          File Number)         Identification No.)


       500 Naches Avenue, SW, Third Floor, Renton, Washington          98055
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     (Address of Principal Executive Offices)                        (Zip Code)


     Registrant's telephone number, including area code      (425) 393-0153
                                                         -----------------------


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          (Former Name or Former Address, If Changed Since Last Report)



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     ITEM 2. ACQUISITION OF ASSETS

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Forward-Looking Information Is Subject to Risk and Uncertainty

The Company may make certain statements that contain projections or "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. Certain statements in this Form 8-K may contain forward-looking information. In addition to those contained herein, forward-looking statements and projections may be made by management of the Company orally or in writing including, but not limited to, various sections of the Company's filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.
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         On April 9, 2001, Boeing Capital Corporation (the "Company") acquired
(the "Acquisition") a portfolio (the "Portfolio") of aircraft from its parent, The Boeing Company or its subsidiaries (collectively referred to as "Boeing") for aggregate consideration of $1,284.5 million, which was funded from the following sources:

         (Dollars in millions)                                                  Amount        Initial Rate
         ---------------------------------------------------------------------------------------------------
         Variable rate promissory note to Boeing                           $       395.6           4.90%
         Cash proceeds from non-recourse financing                                 425.0        5.8025%
         Issuance of commercial paper                                              463.9           5.02%
                                                                           ------------------
         Total consideration                                               $     1,284.5
                                                                           ==================

         The Portfolio consists of 34 MD-80, two B-757 and 15 B-717 aircraft that were previously operated by Trans World Airlines ("TWA") (47 leased aircraft and four aircraft subject to mortgages). In connection with the Acquisition, the four mortgaged aircraft were transferred to the Company and leased to American Airlines (together with its affiliates, "American") or its affiliates with a guaranty by American Airlines, and all of the existing leases were amended and restated and were assigned to American. The leases were originally entered into between Boeing and TWA and, as amended and restated, have substantially different terms, resulting in 38% of the Portfolio having terms ranging from 18 months to three years and the remaining 62% having terms ranging from approximately 21 years to 23 years.

         The Portfolio assets were recorded at $859.5 million, which is net of the non-recourse financing of $425.0 million. After giving effect to the Acquisition, American is the Company's largest customer, accounting for approximately 15.7% of the total Company portfolio as of April 9, 2001.

         The leases are expected to generate revenues of approximately $74.4 million for the period from April 9, 2001 to December 31, 2001, before adjustment for any non-recourse debt service. The Company has received rental guaranties from Boeing on the shorter term leases to ensure that the leases, and any subsequent leases of the subject aircraft, meet the Company's minimum return requirements. The Portfolio, when considered together with guaranties from Boeing in favor of the Company, meets the Company's investment criteria. The


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Company has leveraged these assets as shown in the preceding table. Accordingly, the Company's interest expense is expected to increase as a result of this indebtedness. This indebtedness bears interest at variable short-term rates. The Company intends to further refinance this indebtedness, including by means of additional non-recourse financing.

         The variable rate promissory note, with a balance of $395.6 million, was issued by the Company on April 9, 2001. The form of this note is attached as
Exhibit 10.1 to this Report on Form 8-K. The promissory note issued by the Company to Boeing in connection with the Acquisition represents a general unsecured obligation of the Company which matures in April 2006. The Company may, at its option, pay all or any part of the outstanding principal of the note any time, with all accrued and unpaid interest thereon.

         The non-recourse financing for $425.0 million, dated as of April 9, 2001, was obtained by a subsidiary of the Company. This financing bears interest at a rate of one-month LIBOR plus 0.75% per annum and matures on various dates between December 2021 and December 2024. This financing is non-recourse to the Company and its subsidiaries, but is supported by a grant of a security interest in 32 aircraft and the related leases.

         Additionally, the Company received an equity contribution of $91.2 million from Boeing as of April 9, 2001.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

             (a) and (b)       Not applicable

             (c) The following exhibits are filed as a part of this report:

Exhibit No.                 Description of Exhibit
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         10.1               Form of Promissory Note



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                    BOEING CAPITAL CORPORATION


                                    By:        /s/ STEVEN W. VOGEDING
                                       ----------------------------------------
                                       Steven W. Vogeding, Vice President and
                                       Chief Financial Officer

Date:    April 24, 2001





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